Exhibit 10.23
FIRST AMENDMENT TO THE ENACT HOLDINGS, INC.
2021 OMNIBUS INCENTIVE PLAN
This amendment (this “Amendment”), dated as of February 9, 2023, is being made to the Enact Holdings, Inc. 2021 Omnibus Incentive Plan (the “Plan”) by the Board of Directors of Enact Holdings, Inc. (the “Company”). Capitalized terms used but not defined herein have the meanings given to such terms in the Plan.
WHEREAS, the Company and the Administrator desire to amend the Plan to revise the definition of “Change in Control” under Section 2(m) of the Plan.
NOW, THEREFORE, BE IT RESOLVED, that the Administrator, hereby amends the Plan pursuant to its authority under Section 15 of the Plan as follows:
1.Amendment to Section 2(m) of the Plan. Section 2(m) of the Plan is amended and restated in its entirety to read as follows:

(m) “Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
1.any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (3) below;

2.the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

3.there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

4.the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

2.Effective Date. The amendment set forth herein shall be effective as of and apply to any change in control event occurring on or after February 9, 2023.

3.Entire Agreement. This Amendment supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof. Except as amended by this Amendment, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Administrator has caused this Amendment to be executed on the date first written above by the respective duly authorized individual.

ENACT HOLDINGS, INC.

By: __/s/ Dominic Addesso________
    Name:     Dominic Addesso
    Title:     Chairperson